                                                                   Exhibit 3.23c

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             DEC 21 2001

                                                        Corporations Section

                            CERTIFICATE OF MERGER OF
                              MORRIS CONCRETE, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)
                                      INTO
                            INGRAM ENTERPRISES, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

     Pursuant to the provisions of Section 2.11 of the Texas Revised Limited Partnership Act, the undersigned adopt the following Certificate of Merger.

     An Agreement and Plan of Merger (the "Plan of Merger") have been adopted in accordance with the provisions of Section 2.11 of the Texas Revised Limited Partnership Act providing for the merger of Morris Concrete, L.P., a Texas limited partnership ("Morris") and Ingram Enterprises, L.P., a Texas limited partnership ("Ingram"), resulting in Ingram being the surviving limited partnership.

     1. Name and State of Formation. The names of the limited partnerships participating in the merger and the states under the laws of which they are organized are as follows:

Name and Organizational Form     State
----------------------------     -----
Ingram Enterprises, L.P.         Texas
   a Texas limited partnership

Morris Concrete, L.P.            Texas
   a Texas limited partnership

     2. Plan of Merger Authorized and Approved. As to each party to the Plan of Merger, the Plan of Merger was duly authorized and approved by all action required by the laws under which it was formed or organized and by its constituent documents.

     3. No Changes to Certificate of Limited Partnership. No amendments or changes to the certificate of limited partnership of Ingram shall be effected by the merger.

     4. Executed Plan. An executed Plan of Merger is on file at the principal place of business of the surviving limited partnership at the following address:

                            Ingram Enterprises, L.P.
                                  4301 Danhill
                             Brownwood, Texas 76801

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     5. Copies of Plan. Ingram and Morris have complied with the provisions of their respective partnership agreements regarding furnishing partners copies or summaries of the Plan of Merger or notices regarding the merger.

     6. Delayed Effectiveness. The merger shall be effective as of 12:01 a.m., Central Standard Time, January 1, 2002.

Date: December 21, 2001


                                        MORRIS CONCRETE, L.P.,
                                        a Texas limited partnership

                                        By: Ingram Enterprises Management, Inc.,
                                            a Texas corporation, its sole
                                            general partner.


                                        By: /s/ Jerry Robert
                                            ------------------------------------
                                        Name: Jerry Robert
                                        Title: President


                                        INGRAM ENTERPRISES, L.P.,
                                        a Texas limited partnership

                                        By: Ingram Enterprises Management,
                                            Inc., a Texas Corporations, its
                                            sole general partner


                                        By: /s/ Jerry Robert
                                            ------------------------------------
                                        Name: Jerry Robert
                                        Title: President